SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2013

COHERENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 764-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2013, the Compensation and H.R. Committee (the “Committee”) of the Board of Directors of Coherent, Inc. (the “Company”) approved the grant of performance-based restricted stock units (the “PRSUs”) to the executive officers named, and for the minimum, target and maximum number of shares of Common Stock of the Company, set forth below. The PRSUs vest on November 8, 2016 solely upon the achievement of certain performance metrics by the Company, as set forth in the form of PRSU Award Terms which is attached to this current report as Exhibit 10.1.

	Range
Name	Minimum	Target	Maximum
John Ambroseo	0	29,500	59,000
Helene Simonet	0	3,648	7,296
Mark Sobey	0	3,428	6,856
Paul Sechrist	0	2,923	5,846
Bret DiMarco	0	2,989	5,978

In addition, on November 8, 2013, the Committee approved an increase in the annual base salary of Mark Sobey, the Company’s Executive Vice President and General Manager, Specialty Laser Systems, from $360,000 to $370,000.

ITEM 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1‡	Form of PRSU Award Terms
‡ Identifies management contract or compensatory plans or arrangements required to be filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: November 14, 2013
By: /s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1‡	Form of PRSU Award Terms

‡ Identifies management contract or compensatory plans or arrangements required to be filed as an exhibit.